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                                  EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT


              -        Image Sciences, Inc.
                       Texas
                       100% owned


              -        FormMaker Software, Inc.
                       Georgia
                       100% owned


              -        EZPower Systems, Inc.
                       Delaware
                       100% owned


              -        Maitland Software, Inc.
                       Maine
                       100% owned


              -        Docucorp Europe Ltd
                       London, England
                       100% owned



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